                                                                    Exhibit 99.9


                        THE COMMONWEALTH OF MASSACHUSETTS


                                DIVISION OF BANKS
                          LEVERETT SALTONSTALL BUILDING
                100 CAMBRIDGE STREET, BOSTON, MASSACHUSETTS 02202


               APPLICATION FOR ACQUISITION OF A BANK BY A COMPANY


         PURSUANT TO MASSACHUSETTS GENERAL LAWS CHAPTER 172, SECTION 26B, APPLICATION IS HEREBY MADE BY

                           APPLICANT:    Medford Bancorp, Inc.
                            ADDRESS:     29 High Street
                                         Medford, MA 02155
                     MAILING ADDRESS,
                        IF DIFFERENT:    N/A
                           TELEPHONE:    (617) 395-7700

FOR WRITTEN APPROVAL OF THE COMMISSIONER OF BANKS TO ACQUIRE THE
FOLLOWING BANK.

                           BANK TO BE
                            ACQUIRED:    Medford Savings Bank
                             ADDRESS:    29 High Street
                                         Medford, MA 02155
                           TELEPHONE:    (617) 395-7700

         THREE COPIES OF THIS APPLICATION MUST BE FILED WITH AN
APPLICATION FEE IN THE AMOUNT OF $1,500.00 PAYABLE TO THE DIVISION OF
BANKS.

                          APPLICATION
                         COORDINATOR:    Gregory J. Lyons, Esq. and Josefina R.
                                         Childress, Esq.
                               TITLE:    Attorneys
                             ADDRESS:    Goodwin, Procter & Hoar
                                         Exchange Place
                                         Boston, MA 02109
                           TELEPHONE:    (617) 570-1000
                                DATE:    September 15, 1997

                             INTRODUCTORY STATEMENT

         Medford Bancorp, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts ("Bancorp"), hereby applies to the Massachusetts Commissioner of Banks ("Commissioner of Banks") pursuant to Massachusetts General Laws, Chapter 172, Section 26B ("Section 26B") for approval of its acquisition of all of the capital stock of Medford Savings Bank, a Massachusetts-chartered savings bank in stock form ("Medford") (such acquisition hereinafter referred to as the "Proposed Reorganization"). All factual information stated herein has been provided by Medford.

         As is discussed more fully below, Medford believes a holding company structure provides more flexibility to respond to market demands and thus will enable it to compete more effectively against the much larger competitors in its market.

Description of the Parties

         A.  Bancorp

         Bancorp was organized as a Massachusetts corporate subsidiary of Medford, in July, 1997, for the sole purpose of becoming the holding company of Medford in accordance with Massachusetts law. Upon completion of the Proposed Reorganization, Medford will be a wholly owned subsidiary of Bancorp, and Bancorp will thereby become a bank holding company.

         Bancorp currently is a shell subsidiary. When Bancorp becomes the holding company of Medford, its principal activities will be related to its holding of Medford stock. In the future, upon receipt of all necessary regulatory approvals, Bancorp may acquire banks or companies engaged in bank-related activities and may engage in such activities as may be permitted by applicable law, although no such activities or acquisitions are contemplated at this time. In any event, in accordance with Section 26B, Bancorp will engage directly or indirectly only in such activities as are now or may hereafter be proper activities for bank holding companies registered under the Federal Bank Holding Company Act of 1956.

         B.  Medford

         Medford was organized in 1869 as a Massachusetts mutual savings bank. Medford converted from mutual to stock form on March 18, 1986 and issued 3,680,000 shares of common stock.

         Until January, 1996, Medford had two wholly-owned subsidiaries: Medco Realty, Inc. ("Medco") and Medford Securities Corporation ("MSC"). Medco engaged in the ownership and maintenance of certain buildings leased to Medford and, to the extent excess space was available, third parties. Medford elected to dissolve Medco in January, 1996, and acquired all of its assets and liabilities. MSC was established as a wholly owned subsidiary of Medford in February, 1995, and became operational on March 1, 1995. MSC is a securities corporation engaged exclusively in bank-permissible buying and selling of securities.

         Medford is principally engaged in the business of attracting deposits from the general public, originating residential and commercial real estate mortgages and consumer and commercial loans, and investing in securities. Medford is headquartered in Medford, Massachusetts, which is located approximately seven miles north of downtown Boston. It has a network of sixteen banking offices located in Medford, Malden, Arlington, Belmont, Burlington, North Reading, Waltham, and Wilmington. Medford's primary market area includes these communities as well as other cities and towns in Middlesex County and the surrounding area north of Boston.

         Medford also offers savings bank life insurance ("SBLI") in accordance with Massachusetts law. Medford intends to continue offering SBLI after the Proposed Reorganization, a permissible activity pursuant to Section 3(f) of the Bank Holding Company Act of 1956, as amended.

         At June 30, 1997, Medford had total assets of $1,072,557,000, total deposits of $824,611,000, and total stockholders' equity of $96,458,000. For the fiscal year ended December 31, 1996 and the six month period ended June 30, 1997, Medford had net income of $10,429,000 and $5,923,000, respectively. On June 30, 1997, Medford's leverage ratio was 8.49% and its Tier 1 risk-based and total risk-based capital ratios were 14.89% and 16.03%, respectively. As a result, Medford is considered "well-capitalized" under applicable prompt corrective action regulations. Copies of Medford's most recent financial statements are attached hereto as Appendix H.

Description of the Transaction

         The Proposed Reorganization will be effected pursuant to a Plan of Reorganization and Acquisition dated as of July 29, 1997, by and between Bancorp and Medford (the "Plan of Reorganization"), a copy of which is included in Appendix A hereto, in accordance with Section 26B.(1)

--------

         (1) The Plan of Reorganization provides that it shall not become effective until all of the following first shall have occurred: (i) the Plan of Reorganization shall have been approved by the affirmative vote of the holders of two-thirds of the outstanding common stock of Medford at a meeting of such stockholders called for such purpose, (ii) the Plan of Reorganization shall have been approved by the Commissioner of Banks and a copy of the Plan of Reorganization with his approval endorsed thereon shall have been filed in his office, all as provided in Section 26B, (iii) any approval, consent or waiver required by the Board of Governors of the Federal Reserve System shall have been received and any waiting period imposed by applicable law shall have expired,
                                                                  (continued...)

         In accordance with Section 26B, the Plan of Reorganization was approved by the Board of Directors of Bancorp and Medford on July 29, 1997. The Plan of Reorganization is anticipated to be approved by the holders of more than two-thirds of the outstanding shares of Medford's common stock entitled to vote at a special meeting of Medford's stockholders to be held on September 16, 1997. A copy of the proxy statement delivered to the stockholders in connection with the Proposed Reorganization (the "Proxy Statement") is attached hereto as
Exhibit 2.

         Under the Plan of Reorganization, Bancorp will become the owner of all the outstanding shares of the common stock of Medford, and each stockholder of Medford who does not exercise dissenters' rights with respect to the Plan of Reorganization will become the owner of one share of Bancorp common stock for each share of common stock of Medford held immediately prior to the consummation of the Proposed Reorganization, together with certain associated preferred stock purchase rights issued pursuant to Medford's Shareholder Rights Plan (see below in this section for a discussion of the Shareholder Rights Plan). On the effective date of the Proposed Reorganization, each share of common stock of Medford will be automatically converted into and exchanged for one share of Bancorp common stock (together with associated preferred stock purchase rights).

         The number of shares of Bancorp common stock to be issued at the effective time of the Proposed Reorganization will equal the number of shares of common stock of Medford issued and outstanding immediately prior thereto, less the number of shares of common stock of Medford held by dissenting stockholders.(2) Shares of Bancorp common stock that would have been issued had dissenting stockholders not dissented will remain as authorized but unissued shares of Bancorp common stock. The shares of Bancorp common stock that are outstanding prior to the effective time of the Proposed Reorganization, all of which are presently held by Medford, will be cancelled as part of the Proposed Reorganization.

--------
(1)(continued...)

(iv) Medford shall have received a favorable opinion from its counsel, satisfactory in form and substance to Medford, with respect to the federal income tax consequences of the Plan of Reorganization and the acquisition contemplated thereby, (v) the shares of Bancorp common stock (together with associated preferred stock purchase rights) to be issued to the holders of common stock of Medford pursuant to the Proposed Reorganization shall have been registered or qualified for such issuance to the extent required under all applicable state securities laws, and (vi) Medford and Bancorp shall have obtained all other consents, permissions and approvals and taken all actions required by law or agreement, or deemed necessary by Medford or Bancorp, prior to the consummation of the acquisition provided for by the Plan of Reorganization and to Bancorp's having and exercising all rights of ownership with respect to all of the outstanding shares of common stock of Medford acquired by it thereunder.

         (2) As of the date of this filing, Bancorp is not aware of any dissenting stockholders. In the event Bancorp becomes aware of any dissenting stockholders, it will promptly inform the Commissioner of Banks of the fact.

         After consummation of the Proposed Reorganization, Medford, as a subsidiary of Bancorp, will continue to serve the communities it presently serves from its existing office locations. In connection with the Proposed Reorganization, Medford currently intends, to transfer up to approximately $7 million to Bancorp, which amount does not exceed the accumulated earnings and profits for tax purposes of Medford as of June 30, 1997. As detailed below, if such a transfer to Bancorp had been made on June 30, 1997, Medford would have been still considered "well-capitalized" under the applicable prompt corrective action regulations.

         The Charter and By-laws of Medford will not be affected by consummation of the Proposed Reorganization, and the Articles of Organization and By-laws of Bancorp are substantially identical to those of Medford. The Medford Savings Bank 1993 Stock Option Plan and the Medford Savings Bank 1986 Stock Option Plan (collectively, the "Stock Option Plans") will become stock option plans of Bancorp. All other stock related benefit plans of Medford will be unchanged by the Proposed Reorganization, except that any plan which refers to the common stock of Medford, such as the Employee Stock Ownership Plan, will, following the completion of the Proposed Reorganization, be deemed to refer instead to Bancorp common stock.

         Medford's Shareholder Rights Plan, pursuant to which the preferred stock purchase rights were provided to shareholders, will be amended so that it will be assumed by Bancorp following the Proposed Reorganization. Accordingly, the outstanding rights issued pursuant to the Shareholder Rights Plan will be assumed by, and deemed to be rights issued by, Bancorp. The Shareholder Rights Plan, as amended, will be substantially similar to the plan as currently in effect. The Shareholder Rights Plan is more fully described on page 13 of the Proxy Statement.

         The Directors, officers and other employees of Medford will be unchanged by the Proposed Reorganization. The Directors of Bancorp will initially consist of the ten persons currently serving as members of the Board of Directors of Medford. The President and Chief Executive Officer, Chief Financial Officer and the Clerk of Bancorp will initially be the persons serving identical roles with respect to Medford.

         In accordance with Section 26B, the expenses in connection with the Proposed Reorganization and the development of the Plan of Reorganization, in the aggregate, will not exceed 2% of the capital stock, surplus account and undivided profits of Medford.

               APPLICATION FOR ACQUISITION OF A BANK BY A COMPANY
            UNDER MASSACHUSETTS GENERAL LAWS CHAPTER 172, SECTION 26B

PART A

1.       A written plan of acquisition.

         A copy of the Plan of Reorganization is included in Appendix A attached hereto.

2. A statement addressing the issues of whether competition among banking institutions will be unreasonably affected and whether public advantage will be promoted.

         Effect on Competition

         The Proposed Reorganization does not raise any competitive issues. The Proposed Reorganization will not result in the addition of a new banking presence to the markets presently served by Medford or in the consolidation of existing bank operations. Medford's relative market share will not be altered by the Proposed Reorganization. Following consummation of the Proposed Reorganization, Medford will continue to serve the same markets as it did prior to the Proposed Reorganization and each of those markets will continue to be served by a variety of significant financial institutions and will remain highly competitive. Indeed, the town of Medford is within seven miles of Boston, Massachusetts, the largest city in and financial services focal point of New England.

         Rather than raising competitive concerns, it is expected that the Proposed Reorganization will promote healthy competition in the geographic market areas now served by Medford. As in the remainder of the United States, the banking industry in the area serviced by Medford has experienced substantial consolidation, with Medford now facing significant competition from several competitors much larger in asset size and deposits. The bank holding company structure will provide flexibility for meeting the future financial needs of Medford and adequately responding to the increasing demands of the financial services market.

         Public Advantage

         The Proposed Reorganization is expected to promote public advantage and result in net new benefits in several respects. First, as a bank holding company, Bancorp will not be subject to the same regulatory restrictions as Medford, and will be able to acquire and invest more freely in certain bank and bank-related activities as well as such other activities as might be permitted by regulatory authorities. Second, although no new consumer and business services are currently contemplated, it is anticipated that the bank holding company structure will facilitate the provision of new, wide ranging financial services to consumers and businesses in Medford's market areas in response to market demands.

         The anticipated operating efficiencies, financial strength and flexibility gained by the Proposed Reorganization should over time result in the following other "net new benefits": (1) capital investments; (2) job creation for Massachusetts citizens; and (3) a continued commitment by Medford to maintain and open branches in its delineated local community, as market conditions warrant.

         As to capital investments, although no significant capital investments are currently contemplated in connection with the Proposed Reorganization, Medford and Bancorp believe that the expanded business opportunities that will result from the bank holding company structure and any operating efficiencies gained thereby will lead to increased profits and retained earnings. This strengthened financial position will help meet the lending demands of Medford's communities and enhance Medford's ability to service the needs of both the citizens and the businesses of its communities.

         As to job creation, Bancorp's ability to invest in certain bank and bank-related activities may result in the expansion of its business which could translate into more job opportunities for Massachusetts citizens. Furthermore, in addition to the potential for internal capital investments and job creation, Medford's contemplated enhanced ability to act as a source of financial services for the communities it serves should assist the businesses and citizens in those communities to expand and create jobs in their markets. This community benefit is even further augmented by Medford's commitment to the low and middle income residents in those areas as demonstrated by its most recent satisfactory Community Reinvestment Act rating. A copy of Medford's CRA Statement and Notice is attached hereto as Appendix E.

         Finally, as to branch issues, Medford has historically demonstrated its commitment to maintain and open branches in its communities. No branch closings are expected to result from the Proposed Reorganization. Instead, it is anticipated that the flexibility and financial strength that will result from the Proposed Reorganization will enable Medford to continue to open or acquire additional branches within its communities, as market conditions warrant.

         As the foregoing demonstrates, the Proposed Reorganization is anticipated to have a positive effect on competition and is also anticipated to result in public advantage, including net new benefits. More generally, the proposed holding company structure is anticipated to permit Bancorp and Medford to effectively compete against competitors having a substantially larger percentage of deposits in its markets.

3.       A statement on the financing plans for the company.

         As mentioned in the Introductory Statement, in connection with the Proposed Reorganization and in accordance with applicable law, Medford currently contemplates to transfer up to approximately $7 million to Bancorp, which amount does not exceed the accumulated earnings and profits for tax purposes of Medford as of June 30, 1997. A transfer of $7 million to Bancorp would reduce Medford's stockholders' equity as of June 30, 1997, to approximately $89.5 million. If such a transfer to Bancorp had been made on June 30, 1997, the leverage, Tier 1 risk-based, and total risk-based capital ratios of Medford would have been approximately 7.88%, 13.90% and 15.06%, respectively, resulting in its still being considered "well-capitalized" under applicable prompt corrective action regulations.(3)

         Attached as Exhibit 1 hereto is a table which sets forth (i) the consolidated capitalization of Medford as of June 30, 1997; (ii) the pro forma consolidated capitalization of Medford as of June 30, 1997 after giving effect to the Proposed Reorganization (which reflects the proposed transfer of $7 million from Medford's retained earnings to Bancorp); and (iii) the pro forma capitalization of Bancorp on a consolidated basis after giving effect to the Proposed Reorganization. Neither Medford nor Bancorp plans to incur any debt in connection with the Proposed Reorganization.

4.       A statement on the business objectives of the company.

         The Board of Directors of Medford believes that a holding company structure will provide flexibility for meeting the future financial needs of Medford and responding to competitive conditions in the financial services market. For example, although no transactions are presently contemplated, the holding company structure will facilitate the acquisition of other banks as well as other companies engaged in bank-related activities if and when opportunities arise. In this regard, a holding company structure would permit an acquired entity to operate on a more autonomous basis as a wholly owned subsidiary of Bancorp rather than as a division of Medford. This more autonomous operation may be decisive in acquisition negotiations. In addition, the stock of Bancorp might serve as appropriate consideration in any such acquisition.

         Moreover, as a bank holding company, Bancorp will not be subject to the same regulatory restrictions as Medford, and will be able to acquire and invest more freely in certain bank and bank-related activities as well as such other activities as might be permitted by regulatory authorities. In addition, Bancorp will not be subject to the same regulatory limitations on the amounts which it can invest in its subsidiaries and other businesses and will not be required to obtain regulatory approval before issuing shares of its capital stock, except under certain circumstances. Moreover, providing even further operational flexibility, the repurchase of stock by Bancorp will not be subject to the same significant adverse tax consequences as a repurchase of stock by Medford, and except under certain circumstances, no regulatory approval is required for such repurchase by Bancorp.

--------

         (3) Due to a recent update of financial information regarding Medford, these pro forma capital ratios differ immaterially from those stated in the Proxy Statement. As already mentioned, however, Medford will remain "well-capitalized" pursuant to applicable prompt corrective action regulations under the revised numbers.

5. Provide a copy of a prospectus and any other information describing the transaction.

         A copy of the Proxy Statement, which includes a description of the Proposed Reorganization, is attached hereto as Exhibit 2.

6. Provide a corporate structure chart for the company and the bank which includes any subsidiaries. Indicate the relational structure of the corporate entities including all subsidiaries.

         A copy of an organizational chart for Bancorp and Medford, including Medford's only subsidiary, MSC, is attached hereto as Exhibit 3.

7. Provide information on all required regulatory approvals necessary to complete the transaction; include information on the status of each application and include a copy of any approvals received.

         In connection with the Proposed Reorganization, Bancorp is concurrently filing a notice with the Federal Reserve Bank of Boston pursuant to Section
225.17 of Regulation Y (12 C.F.R. Section 225.17) to form a bank holding company (the "FRB Notice"). A copy of the FRB Notice, excluding any confidential sections, is attached hereto as Appendix F.

PART B

         If applicable, submit a request for approval to acquire more than ten percent of a savings bank or a co-operative bank in stock form pursuant to 209 CMR 33.08(6)(c) and include the date of such conversion.

         This item is not applicable. Medford converted from mutual form to stock form in 1986. Since more than three years have elapsed since the conversion, Bancorp's acquisition of more than ten percent of any class of common stock of Medford does not implicate 209 C.M.R. 33.08(6)(c).

                                LIST OF EXHIBITS

1.       Pro Forma Capitalization Table.

2. Proxy Statement furnished in connection with the special meeting of the stockholders of Medford to be held on September 16, 1997.

3. An organizational chart for Bancorp, Medford and Medford's only subsidiary.

                                   APPENDICES

A. A CERTIFICATE OF THE PRESIDENT, SECRETARY OR CLERK OF THE COMPANY, CERTIFYING THAT THE PLAN WAS APPROVED BY A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY.

B. A CERTIFICATE OF THE PRESIDENT, SECRETARY OR TREASURER OF THE BANK, CERTIFYING THAT THE PLAN WAS APPROVED BY A MAJORITY OF THE BOARD OF DIRECTORS AT THE BANK AND BY A 2/3 VOTE OF THE SHAREHOLDERS.

C.       A COPY OF NOTICE OF THE SHAREHOLDER MEETING THAT WAS
         PUBLISHED TWICE, ONE WEEK APART IN LOCAL NEWSPAPER.

D. A COPY OF NOTICE OF THE SHAREHOLDER MEETING THAT WAS MAILED TO INDIVIDUAL SHAREHOLDERS.

E.       COMMUNITY REINVESTMENT ACT STATEMENT AND NOTICE OF THE BANK.

F. COPIES OF ANY APPLICATION, EXCLUDING CONFIDENTIAL SECTION, SUBMITTED TO A FEDERAL AGENCY.

G.       IDENTIFY THE DAILY NEWSPAPER OR NEWSPAPERS OF GENERAL
         CIRCULATION PUBLISHING IN THE AREA OF THE BANK'S MAIN OFFICE. IF THERE IS MORE THAN ONE SUCH NEWSPAPER, LIST THE LATEST AUDIT BUREAU OF CIRCULATION'S STATEMENT FOR EACH NEWSPAPER.

H.       PROVIDE THE MOST RECENT INCOME STATEMENT AND BALANCE SHEET
         OF THE BANK.